                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 13, 2003


                                  LANGER, INC.
             (Exact name of registrant as specified in its charter)

                   Delaware                                       0-12991                                              11-2239561
---------------------------------------------------------------------------------------------------------------------------------
(State or other jurisdiction of incorporation)                (Commission                                        (I.R.S. Employer
                                                              File Number)                                    Identification No.)


                         450 Commack Road, Deer Park, New York                                                         11729-4510
---------------------------------------------------------------------------------------------------------------------------------
                  (Address of principal executive executive offices)                                                   (Zip Code)


Registrant's telephone number, including area code:                          (631) 667-1200
                                                    ---------------------------------------





          (Former name or former address, if changed since last report)

This amended Form 8-K relates to the transaction on January 13, 2003 pursuant to which Langer, Inc. ("Langer") acquired all of the issued and outstanding stock of Bi-Op Laboratories, Inc ("Bi-Op"). As permitted, the original Form 8-K omitted certain financial statements required by Form 8-K. This amendment is filed to provide such financial statements.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Businesses Acquired.

          CONSOLIDATED FINANCIAL STATEMENTS OF BI-OP LABORATORIES, INC.

          Consolidated audited Balance Sheets as of May 31, 2002 and 2001

          Consolidated unaudited Balance Sheet as of August 31, 2002

          Consolidated audited Statements of Operations for the years ended May 31, 2002 and 2001

          Consolidated unaudited Statements of Operations for the three months ended August 31, 2002 and 2001

          Consolidated audited Statements of Stockholder's Equity for the years ended May 31, 2002 and 2001

          Consolidated unaudited Statements of Stockholder's Equity for the three months ended August 31, 2002 and 2001

          Consolidated audited Statements of Cash Flows for the years ended May 31, 2002 and 2001

          Consolidated unaudited Statements of Cash Flows for the three months ended August 31, 2002 and 2001

          Notes to Consolidated Financial Statements for the years ended May 31, 2002 and 2001 and for the three months ended August 31, 2002 and 2001


     (b)  Pro Forma Financial Information.

          UNAUDITED PRO FORMA FINANCIAL STATEMENTS

          Condensed Consolidated Balance Sheet as of September 30, 2002

          Condensed Consolidated Statement of Operations for the nine months ended September 30, 2002

          Condensed Consolidated Statement of Operations for the period ended December 31, 2001

          Notes to Condensed Consolidated Financial Statements

     (c)  Exhibits.

          23.1 Consent of Deloitte & Touche, LLP

INDEPENDENT AUDITORS' REPORT


To the Stockholder and Board of Directors of BI-OP Laboratories Inc. ("the Company")

We have audited the accompanying consolidated balance sheets of BI-OP Laboratories Inc. (formerly Gestion Raynald Henry Inc.) and its subsidiary as of May 31, 2002 and May 31, 2001, and the related consolidated statements of operations, stockholder's equity and cash flows for each of the years in the two-year period ended May 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and auditing standards generally accepted in the United States of America. These standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at May 31, 2002 and 2001 and the results of its operations, its stockholder's equity and its cash flows for each of the years in the two-year period ended May 31, 2002 in accordance with accounting principles generally accepted in the United States of America.

These financial statements are not prepared in accordance with Canadian generally accepted accounting principles and may not satisfy the reporting requirements of Canadian statutes and regulations.






Montreal, Canada
December 13, 2002 (exception Note 13 b) as to which the date is January 13, 2003)

BI-OP LABORATORIES INC.
CONSOLIDATED BALANCE SHEETS
AS OF MAY 31, 2002, MAY 31, 2001 AND AUGUST 31, 2002

-----------------------------------------------------------------------------------------------------------------------

                                                                           May 31,                     August 31,
                                                             ----------------------------------      ------------------
                                                                   2002               2001                 2002
                                                             ----------------------------------      ------------------
                                                                     $                  $                   $
                                                                                                       (unaudited)
ASSETS
Current assets
   Cash and cash equivalents                                     409,900             285,078            543,876
   Short-term investments                                        114,523                   -                  -
   Accounts receivable - trade (net of allowance
       for doubtful accounts of $17,920, $24,311
       and $17,920, respectively)                                405,394             374,722            414,318
   Advance to the stockholder, without interest and repayment
       conditions                                                 16,963                   -             41,241
   Inventories (Note 2)                                          175,853             186,906            181,000
   Prepaid expenses                                               26,298              18,214             47,826
---------------------------------------------------------------------------------------------------------------
                                                               1,148,931             864,920          1,228,261

Investments                                                       70,523              49,718             79,650
Property and equipment, net (Note 3)                             713,965             671,123            711,281
Goodwill                                                          13,569              14,591             13,569
Other assets (Note 4)                                             30,203              32,269             29,450
---------------------------------------------------------------------------------------------------------------
                                                               1,977,191           1,632,621          2,062,211
===============================================================================================================

LIABILITIES
Current Liabilities
    Accounts payable                                              84,618              58,743             43,280
    Accrued liabilities (Note 6)                                 110,717             197,868            108,411
    Income taxes                                                 147,869              22,661            178,807
    Current portion of long-term debt (Note 8)                   295,678              30,523            288,928
---------------------------------------------------------------------------------------------------------------
                                                                 638,882             309,795            619,426

Long-term debt (Note 8)                                            6,535             350,970             11,387
Deferred income taxes (Note 7)                                     7,760              12,332              7,323
---------------------------------------------------------------------------------------------------------------
                                                                 653,177             673,097            638,136
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Redeemable common stock class "B" shares (Note 9)                344,401             344,401            344,401

STOCKHOLDER'S EQUITY
    Common stock (Note 9)                                          1,000              87,435              1,000
    Retained earnings                                            978,613             527,688          1,078,674
---------------------------------------------------------------------------------------------------------------
                                                                 979,613             615,123          1,079,674
---------------------------------------------------------------------------------------------------------------
                                                               1,977,191           1,632,621          2,062,211
===============================================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

BI-OP LABORATORIES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED MAY 31, 2002 AND MAY 31, 2001 AND THE THREE MONTHS ENDED AUGUST 31, 2002 AND AUGUST 31, 2001

-------------------------------------------------------------------------------------------------------------------

                                                     Years ended                        Three months ended
                                                       May 31,                              August 31,
                                         ----------------------------------      ----------------------------------
                                               2002               2001                2002               2001
                                         ----------------------------------      ----------------------------------
                                                 $                  $                   $                  $
                                                                                            (unaudited)


SALES                                        2,785,633           2,164,787            607,653             621,501

Cost of sales                                1,417,398           1,080,859            301,536             310,369
-------------------------------------------------------------------------------------------------------------------
Gross profit                                 1,368,235           1,083,928            306,117             311,132

General and administrative expenses            589,835             511,125            131,964             121,213
Selling expenses                               138,701             170,740             33,760              36,367
Research and development expenses
    (net of income tax credits of nil,
    $23,741, $7,747 and nil, respectively)       1,877              22,404              7,453                 249
-------------------------------------------------------------------------------------------------------------------
Operating income                               637,822             379,659            132,940             153,303
-------------------------------------------------------------------------------------------------------------------

Other income (expense)
    Interest income                             12,937              15,807              1,094               5,236
    Interest expense                           (36,963)            (52,272)            (8,025)            (10,275)
    Other                                       27,329               9,369             12,300               3,460
-------------------------------------------------------------------------------------------------------------------
Other income (expense), net                      3,303             (27,096)             5,369              (1,579)
-------------------------------------------------------------------------------------------------------------------

Income before income taxes                     641,125             352,563            138,309             151,724
Income taxes (Note 7)                          190,200             104,665             38,248              45,711
-------------------------------------------------------------------------------------------------------------------
NET INCOME                                     450,925             247,898            100,061             106,013
===================================================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

BI-OP LABORATORIES INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
FOR THE YEARS ENDED MAY 31, 2002 AND MAY 31, 2001 AND THE THREE MONTHS ENDED AUGUST 31, 2002 AND AUGUST 31, 2001

-------------------------------------------------------------------------------------------------------------------

                                                        Years ended                        Three months ended
                                                          May 31,                              August 31,
                                               -----------------------------         --------------------
                                                  2002                2001                2002              2001
                                               -----------        ----------         ------------       --------
                                                    $                   $                   $                 $
                                                                                              (unaudited)
Shares, Class "A"
    Balance, beginning of period                87,435              87,435              1,000              87,435
    Reduction of paid-up capital               (86,435)                  -                  -                   -
-------------------------------------------------------------------------------------------------------------------
    Balance, end of period                       1,000              87,435              1,000              87,435
-------------------------------------------------------------------------------------------------------------------

Retained earnings
    Balance, beginning of period               527,688             279,790            978,613             527,688
    Net income                                 450,925             247,898            100,061             106,013
-------------------------------------------------------------------------------------------------------------------
    Balance, end of period                     978,613             527,688          1,078,674             633,701
-------------------------------------------------------------------------------------------------------------------
Stockholder's equity balance                   979,613             615,123          1,079,674             721,136
===================================================================================================================


The accompanying notes are an integral part of these consolidated financial statements.

BI-OP LABORATORIES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MAY 31, 2002 AND MAY 31, 2001 AND THE THREE MONTHS ENDED AUGUST 31, 2002 AND AUGUST 31, 2001

--------------------------------------------------------------------------------------------------------------------

                                                       Years ended                        Three months ended
                                                         May 31,                              August 31,
                                         ------------------------------------      ----------------------------------
                                                 2002               2001                2002               2001
                                         ------------------------------------      ----------------------------------
                                                   $                  $                   $                  $
                                                                                              (unaudited)
OPERATING ACTIVITIES
    Net income                                   450,925             247,898            100,061             106,013
    Adjustments to reconcile net income
         to cash flows from operating
         activities:
           Deferred taxes                         (4,572)              5,926               (437)               (333)
           Depreciation and amortization          62,225              70,286             16,723              15,574
           Life insurance                          5,237               4,343              2,664               1,144
           Loss on sale or disposal of
               property and equipment             12,800               7,580                 --              12,800

Changes in operating assets and liabilities:
    Short-term investments                      (114,523)                 --            114,523                  --
    Accounts receivable                          (30,672)           (156,009)            (8,924)              8,963
    Inventories                                   11,053             (63,780)            (5,147)              1,906
    Prepaid expenses                              (8,084)              6,406            (21,528)            (19,107)
    Accounts payable                              25,875              25,070            (41,338)            (15,923)
    Accrued liabilities                          (87,151)            120,154             (2,306)            (44,073)
    Income taxes                                 125,208                 771             30,938              32,525
----------------------------------------------------------------------------------------------------------------------
                                                 448,321             268,645            185,229              99,489
----------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
    Repayments of long-term debt                 (83,460)            (94,337)            (7,500)             (7,778)
    Issuance of long-term debt                     4,180                  --              5,602                  --
    Reduction of paid-up capital                 (86,435)                 --                 --                  --
----------------------------------------------------------------------------------------------------------------------
                                                (165,715)            (94,337)            (1,898)             (7,778)
----------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
    Investment acquired                          (26,042)            (25,000)           (11,791)                 --
    Advance to the stockholder                   (16,963)                 --            (24,278)                 --
    Acquisition of property and equipment       (114,779)            (44,708)           (13,286)            (39,382)
----------------------------------------------------------------------------------------------------------------------
                                                (157,784)            (69,708)           (49,355)            (39,382)
----------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents increase               124,822             104,600            133,976              52,329
Cash and cash equivalents,
    beginning of period                          285,078             180,478            409,900             285,078
----------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS,
    END OF PERIOD                                409,900             285,078            543,876             337,407
======================================================================================================================

Supplemental disclosures of cash flow information

Cash paid during the year for:
    Interest                                      26,123              43,604              5,111               8,071
    Income taxes                                  69,564              97,968              7,747              13,519
Non-cash investing and financing activities:
    Other assets under capital lease                   -              10,580                  -                   -
    Trade-in acquisition of other assets               -              18,920                  -                   -

The accompanying notes are an integral part of these consolidated financial statements.

BI-OP LABORATORIES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2002 AND MAY 31, 2001 AND THE THREE MONTHS ENDED AUGUST 31, 2002 AND AUGUST 31, 2001
(INFORMATION AS OF AUGUST 31, 2002 AND FOR THE THREE MONTHS ENDED
AUGUST 31, 2002 AND AUGUST 31, 2001 IS UNAUDITED)
--------------------------------------------------------------------------------


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Description of the business

        BI-OP Laboratories Inc. and its subsidiary (the "Company") was incorporated under the Canada Business Corporations Act. The Company is engaged in the design, manufacture and marketing of foot and gait-related biomechanical products. The Company's customers are primarily podiatrists, and also include orthopedists, physical therapists and Orthotic and Prosthetic ("O&P") centers.

        Basis of presentation

        The accompanying consolidated financial statements have been prepared in connection with the sale of the Company to Langer, Inc. and for inclusion in the financial information that has to be provided by Langer, Inc. within 60 days after January 28, 2003, date for which the 8-K was required to be filed.

        The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America and all figures are presented in Canadian dollars.

        Unaudited interim financial statements

        Interim financial statements as at August 31, 2002 and for the three months ended August 31, 2002 and 2001 are unaudited but have been prepared in accordance with generally accepted accounting principles in United States of America for interim financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of any interim period are not necessary indicative of the results of operations for the full year.

        Change in name

        On October 17, 2002, the name of the Company changed from Gestion Raynald Henry Inc. to BI-OP Laboratories Inc.

        Principles of consolidation

        The accompanying consolidated financial statements include the accounts of BI-OP Laboratories Inc. and its subsidiary (the "Company"). All significant intercompany transactions and balances have been eliminated upon consolidation.

        Revenue recognition

        Revenues from the sale of the Company's products are recognized upon transfer of ownership which generally coincides with the time of shipment. Non-reimbursable grants received are recognized in other income during the period the conditions are fulfilled. Grants recognized as other income were $27,329 and $14,000 for the years ended May 31, 2002 and 2001, respectively, and were nil and $1,201 for the three months ended August 31, 2002 and 2001, respectively.

        Research and development costs

        Research and development costs are expensed as incurred.

BI-OP LABORATORIES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2002 AND MAY 31, 2001 AND THE THREE MONTHS ENDED AUGUST 31, 2002 AND AUGUST 31, 2001
(INFORMATION AS OF AUGUST 31, 2002 AND FOR THE THREE MONTHS ENDED
AUGUST 31, 2002 AND AUGUST 31, 2001 IS UNAUDITED)
--------------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        Cash and cash equivalents

        For purposes of the statement of cash flows, the Company considers all short-term, highly liquid investments purchased with a maturity of three months or less to be cash equivalents (money market funds and short-term commercial paper).

        Investments

        In accordance with SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities," and based on the Company's intentions regarding these instruments, the Company has classified its short-term investments as trading securities. These investments are stated at market value. As at May 31, 2002, short-term investments consisted of governments bond with maturities of less than one year.

        Long-term investments, which are intended by management to be long-term, are classified as available-for-sale and are as follows:

                                                                          May 31,                     August 31,
                                                             ----------------------------------    ----------------
                                                                  2002                2001               2002
                                                             ----------------------------------    ----------------
                                                                    $                   $                  $
                                                                                                      (unaudited)
        Mutual funds, at market value which approximates cost       51,042             25,000            51,270
        Cash surrender value of life insurance                      19,481             24,718            28,380
-------------------------------------------------------------------------------------------------------------------
                                                                    70,523             49,718            79,650
===================================================================================================================

        Inventories

        Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out ("FIFO") method.

        Property and equipment

        Property and equipment are stated at cost less accumulated depreciation. Property and equipment are depreciated over their estimated lives using the declining method at the following rates:

                         Building                                     4%
                         Machinery and equipment                      20%
                         Parking lot                                  8%
                         Office equipment                             20%
                         Equipment under capital leases               20%

        Impairment of long-lived assets

        The Company reviews long-lived assets, whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If the sum of expected future cash flows (undiscounted and without interest charges) is less than the carrying value of the asset, an impairment loss is recognized. Otherwise, an impairment loss is not recognized. If an impairment loss is required, the amount of such loss is equal to the excess of the carrying value of the impaired asset over its fair value, which is based on discounted cash flows. Assets to be disposed of are carried at the lower of the carrying amount or their estimated fair value.

BI-OP LABORATORIES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2002 AND MAY 31, 2001 AND THE THREE MONTHS ENDED AUGUST 31, 2002 AND AUGUST 31, 2001 (INFORMATION AS OF AUGUST 31, 2002 AND FOR THE THREE MONTHS ENDED AUGUST 31, 2002 AND AUGUST 31, 2001 IS UNAUDITED)
--------------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        Income taxes

        The Company accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

        Foreign currency translation

        Foreign currency transaction gains (losses) included in other income (expenses) resulting from fluctuations in the exchange rates used for the translation of foreign currency transactions between the transaction and settlement dates are included in earnings.

        Fair value of financial instruments

        At May 31, 2002, May 31, 2001 and August 31, 2002, the carrying amount of the Company's financial instruments, including cash and cash equivalents, short-term investments, accounts receivable, advance to the stockholder, accounts payable and accrued liabilities, approximated fair value because of their short-term maturity. The estimated fair values of long-term investments are based on market prices of the securities. The carrying value of long-term debt at May 31, 2002, May 31, 2001 and August 31, 2002 also approximated fair value based on borrowing rates currently available to the Company for debt with similar terms.

        Concentration of credit risk

        Financial instruments that potentially subject the Company to credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company places its cash and cash equivalents only with high credit, quality financial institutions. During fiscal years 2002 and 2001, a single customer accounted for 23% and 28%, respectively, of total sales. The Company's other customers are diversified. The Company routinely assesses the financial strength of its customers.

        Goodwill

        Goodwill represents the cost in excess of the fair value of net assets acquired. Until May 31, 2002, goodwill was being amortized over its estimated life using the declining method at the rate of 7%. Amortization expense was $1,022 and $1,097 for the years ended May 31, 2002 and 2001, respectively, and was nil and $419 for the three months ended August 31, 2002 and 2001, respectively.

BI-OP LABORATORIES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2002 AND MAY 31, 2001 AND THE THREE MONTHS ENDED AUGUST 31, 2002 AND AUGUST 31, 2001
(INFORMATION AS OF AUGUST 31, 2002 AND FOR THE THREE MONTHS ENDED
AUGUST 31, 2002 AND AUGUST 31, 2001 IS UNAUDITED)
--------------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        Use of estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        Recent pronouncements of the financial accounting standards board

        In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, "Business Combinations." SFAS No. 141 applies prospectively to all business combinations initiated after June 30, 2001, and all business combinations accounted using the purchase method for which the date of acquisition is July 1, 2001, or later. This statement requires all business combinations to be accounted for using one method, the purchase method. Under previously existing accounting rules, business combinations were accounted for using one of two methods, the pooling-of-interests method or the purchase method. The adoption of SFAS No. 141 did not have a significant impact on the Company's financial statements.

        In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets. Under SFAS No. 142, goodwill and some intangible assets will no longer be amortized, but rather reviewed for impairment on a periodic basis. The provisions of the statement are required to be applied starting with fiscal years beginning after December 15, 2001. This statement is required to be applied at the beginning of the Company's fiscal year and to be applied to all goodwill and other intangible assets recognized in its financial statements at that date. Impairment losses for goodwill and certain intangible assets that arise due to the initial application of this statement are to be recorded as resulting from a change in accounting principle. Goodwill and intangible assets acquired after June 30, 2001, will be subject immediately to the provisions of this statement. As of June 1, 2002, the Company adopted the provisions of SFAS No. 142. The adoption of SFAS No. 142 did not have a significant impact on the Company's financial statements.

        In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This standard requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time the liability is accreted to its present value each period and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. The standard is effective for fiscal years beginning after June 15, 2002. The adoption of SFAS No. 143 is not expected to have a material impact on the Company's financial statements.

BI-OP LABORATORIES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2002 AND MAY 31, 2001 AND THE THREE MONTHS ENDED AUGUST 31, 2002 AND AUGUST 31, 2001
(INFORMATION AS OF AUGUST 31, 2002 AND FOR THE THREE MONTHS ENDED
AUGUST 31, 2002 AND AUGUST 31, 2001 IS UNAUDITED)
--------------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        Recent pronouncements of the financial accounting standards board (continued)

        In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 144 requires that long-lived assets to be disposed of be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS No. 144 also broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. As of June 1, 2002 the Company adopted the provisions of SFAS No. 144. The adoption of SFAS No. 144 had no financial impact on the Company's financial statements.

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145, among other things, rescinds SFAS No. 4, which required all gains and losses from the extinguishment of debt to be classified as an extraordinary item and amends SFAS No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. The rescission of SFAS No. 4 is effective for fiscal years beginning after May 15, 2002. The remainder of the statement is generally effective for transactions occurring after May 15, 2002 with earlier application encouraged. The adoption of SFAS No. 145 is not expected to have a material impact on the Company's financial statements.

        In June 2002, the FASB issued Statement No.146, "Accounting for Costs Associated with Exit or Disposal Activities". The statement addresses issues regarding the recognition, measurement and reporting of costs that are associated with exit and disposal activities, including restructuring activities. The scope of the statement includes costs to terminate contracts that are not capital leases, costs to consolidate facilities or relocate employees and termination benefits provided to employees who are involuntarily terminated under terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual compensation contract. The provisions of the statement are effective for exit or disposal activities initiated after December 31, 2002. The adoption of SFAS No. 145 is not expected to have a material impact on the Company's financial statements.

BI-OP LABORATORIES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2002 AND MAY 31, 2001 AND THE THREE MONTHS ENDED AUGUST 31, 2002 AND AUGUST 31, 2001
(INFORMATION AS OF AUGUST 31, 2002 AND FOR THE THREE MONTHS ENDED
AUGUST 31, 2002 AND AUGUST 31, 2001 IS UNAUDITED)
--------------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        Recent pronouncements of the financial accounting standards board (continued)

        In November 2002, the FASB issued Interpretation No.45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." The Interpretation expands on the accounting guidance of FAS 5, "Accounting for Contingencies," FAS 57, "Related Party Disclosures," and FAS 107, "Disclosures about Fair Value of Financial Instruments," and incorporates without change the provisions of FIN 34, "Disclosure of Indirect Guarantees of Indebtedness of Others," an interpretation of FASB Statement No. 5, which is being superseded. FIN 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees, such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. FIN 45 will be effective to the Company on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements in this Interpretation are effective for financial statements of periods ending after December 15, 2002. The Company is currently evaluating the impact of this statement on its results of operations and financial position.

        In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). Under that interpretation, certain entities known as "Variable Interest Entities" ("VIE") must be consolidated by the "primary beneficiary" of the entity. The primary beneficiary is generally defined as having the majority of the risks and rewards arising from the VIE. For VIE's in which a significant (but not majority) variable interest is held, certain disclosures are required. The measurement principles of this interpretation will be effective for the Company's May 31, 2003 financial statements. The Company does not expect this statement to have a material impact on the financial statements.

2.  INVENTORIES

        Inventories consist of the following as at May 31, 2002 and 2001 and August 31, 2002:

                                                                          May 31,                     August 31,
                                                             ----------------------------------    ------------------
                                                                  2002                2001               2002
                                                             ----------------------------------    ------------------
                                                                    $                   $                  $

        Raw materials                                               84,534            102,693              92,310
        Work-in-progress                                             5,210                  -               5,210
        Finished goods                                              86,109             84,213              83,480
---------------------------------------------------------------------------------------------------------------------
        Total inventories                                          175,853            186,906             181,000
=====================================================================================================================

BI-OP LABORATORIES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2002 AND MAY 31, 2001 AND THE THREE MONTHS ENDED AUGUST 31, 2002 AND AUGUST 31, 2001
(INFORMATION AS OF AUGUST 31, 2002 AND FOR THE THREE MONTHS ENDED
AUGUST 31, 2002 AND AUGUST 31, 2001 IS UNAUDITED)
--------------------------------------------------------------------------------

3.  PROPERTY AND EQUIPMENT

        Property and equipment consist of the following as at May 31, 2002 and 2001 and August 31, 2002:

                                                                            May 31,                     August 31,
                                                             ----------------------------------    -----------------
                                                                  2002                2001               2002
                                                             ----------------------------------    -----------------
                                                                    $                   $                  $

        Land                                                        86,058             86,058              86,058
        Building                                                   504,122            455,283             508,744
        Machinery and equipment                                    521,237            486,669             529,899
        Parking lot                                                 21,983             17,925              21,983
        Office equipment                                             9,249              6,936               9,249
--------------------------------------------------------------------------------------------------------------------
                                                                 1,142,649          1,052,871           1,155,933

        Less: accumulated depreciation                            (428,684)          (381,748)           (444,652)
--------------------------------------------------------------------------------------------------------------------
        Property and equipment, net                                713,965            671,123             711,281
====================================================================================================================

        Depreciation expense, relating to property and equipment, was $59,137 and $67,123 for the years ended May 31, 2002 and 2001, respectively, and was $15,968 and $15,155 for the three months ended August 31, 2002 and 2001, respectively.

4.  OTHER ASSETS

                                                                            May 31,                     August 31,
                                                             ----------------------------------    -----------------
                                                                  2002                2001               2002
                                                             ----------------------------------    -----------------
                                                                    $                   $                  $

        Deferred financing charges                                   1,203              3,269                 450
        Work of art                                                 29,000             29,000              29,000
--------------------------------------------------------------------------------------------------------------------
                                                                    30,203             32,269              29,450
====================================================================================================================

5.  CREDIT FACILITIES

        On December 2, 1998, the Company entered into a credit facility that provides a maximum of $150,000 of revolving credit facility and bears interest at the prime rate plus 1%. The credit facility was secured by inventories and receivables and contains certain events of default relating to adverse material changes. The credit facility was cancelled by the bank during 2002.

BI-OP LABORATORIES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2002 AND MAY 31, 2001 AND THE THREE MONTHS ENDED AUGUST 31, 2002 AND AUGUST 31, 2001
(INFORMATION AS OF AUGUST 31, 2002 AND FOR THE THREE MONTHS ENDED
AUGUST 31, 2002 AND AUGUST 31, 2001 IS UNAUDITED)
--------------------------------------------------------------------------------

6.  ACCRUED LIABILITIES

        Accrued liabilities consist of the following as at May 31, 2002 and 2001 and August 31, 2002:

                                                                          May 31,                     August 31,
                                                             ----------------------------------    -----------------
                                                                  2002                2001               2002
                                                             ----------------------------------    -----------------
                                                                    $                   $                  $

        Accrued employee and benefits costs                         87,773            181,944              66,648
        Other                                                       22,944             15,924              41,763
--------------------------------------------------------------------------------------------------------------------
                                                                   110,717            197,868             108,411
====================================================================================================================

7.  INCOME TAXES

        The following table is a reconciliation of the differences between Canadian statutory income tax rate and the effective income tax rate for the years ended May 31, 2002 and 2001 and the three months ended August 31, 2002 and 2001:

                                                       May 31,                              August 31,
                                         ----------------------------------      -----------------------------------
                                               2002               2001                2002               2001
                                         ----------------------------------      -----------------------------------
                                                 $                  $                   $                  $
        Income tax expense of statutory
           rate                                232,921             133,093             49,889              56,881
        Manufacturing and
           processing profits and
           small business deduction            (51,259)            (33,670)           (12,562)            (16,564)
        Non-deductible items
           Life insurance premiums               7,393               3,247              2,881               1,907
           Meals and entertainment               1,580               1,763                242                 408
           Capital losses not recognized
               for tax purposes                  4,650               2,861                 --               2,399
           Others                               (5,085)             (2,629)            (2,202)                680
--------------------------------------------------------------------------------------------------------------------
        Income tax expense                     190,200             104,665             38,248              45,711
====================================================================================================================

        The provision for income taxes is as follows:

                                                       May 31,                              August 31,
                                         ----------------------------------      -----------------------------------
                                               2002               2001                2002               2001
                                         ----------------------------------      -----------------------------------
                                                 $                  $                   $                  $
        Current
           Federal                             136,743              68,896             27,080              32,231
           Provincial                           58,029              29,843             11,605              13,813
--------------------------------------------------------------------------------------------------------------------
                                               194,772              98,739             38,685              46,044

        Deferred                                (4,572)              5,926               (437)               (333)
--------------------------------------------------------------------------------------------------------------------
                                               190,200             104,665             38,248              45,711
====================================================================================================================

        The non-current deferred tax liability is mainly composed of excess tax depreciation over book depreciation.

BI-OP LABORATORIES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2002 AND MAY 31, 2001 AND THE THREE MONTHS ENDED AUGUST 31, 2002 AND AUGUST 31, 2001
(INFORMATION AS OF AUGUST 31, 2002 AND FOR THE THREE MONTHS ENDED
AUGUST 31, 2002 AND AUGUST 31, 2001 IS UNAUDITED)
--------------------------------------------------------------------------------

8.  LONG-TERM DEBT

        Long-term debt consist of the following as at May 31, 2002 and 2001 and August 31, 2002:

                                                                          May 31,                     August 31,
                                                             ----------------------------------    -----------------
                                                                  2002                2001               2002
                                                             ----------------------------------    -----------------
                                                                    $                   $                  $
        Loan, payable in variable monthly installments,
           bearing interest at 0.5% above bank prime
           rate, secured by property and equipment
           with a net book value of $514,943,
           maturing in 2010                                        292,150            371,500             285,400

        Reimbursable grant, payable by semi-annual
           installments of $1,630 beginning at the
           latest on July 1, 2004, without interest,
           maturing at the latest in 2007                            4,180                 --               9,782

        Obligation under capital lease, payable by
           monthly installments of $294, bearing
           interest at 9.20%, secured by a work of
           art with a book value of $29,000,
           maturing in 2004                                          5,883              9,993               5,133
--------------------------------------------------------------------------------------------------------------------
                                                                   302,213            381,493             300,315

        Current portion                                            295,678             30,523             288,928
--------------------------------------------------------------------------------------------------------------------
                                                                     6,535            350,970              11,387
====================================================================================================================


        The following is a schedule of future capital payments, for the next five years:

                                                                                      Debt          Capital leases
                                                                                        $                  $

        2003                                                                          292,150               3,528
        2004                                                                                -               2,936
        2005                                                                            3,260                   -
        2006                                                                              920                   -
--------------------------------------------------------------------------------------------------------------------
        Total payments                                                                295,330               6,464

        Less amount representing interest                                                                     581
--------------------------------------------------------------------------------------------------------------------
        Present value of capital leases                                                                     5,883
====================================================================================================================

BI-OP LABORATORIES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2002 AND MAY 31, 2001 AND THE THREE MONTHS ENDED AUGUST 31, 2002 AND AUGUST 31, 2001
(INFORMATION AS OF AUGUST 31, 2002 AND FOR THE THREE MONTHS ENDED
AUGUST 31, 2002 AND AUGUST 31, 2001 IS UNAUDITED)
--------------------------------------------------------------------------------

9.  COMMON STOCK

        Authorized
           An unlimited number of Class "A" shares, voting and participating, redeemable at the option of the issuer for the consideration paid, without par value

           An unlimited number of Classes "B" and "C" shares, voting, 15% annual fixed non-cumulative dividend calculated using the redemption value, redeemable at the option of the holder for the fair market value, at date of issuance, of the consideration paid, without par value

           An unlimited number of Class "D" shares, 15% annual fixed non-cumulative dividend calculated using the redemption value, redeemable at the option of the holder for the fair market value at date of issuance of the consideration paid, without par value

           An unlimited number of Class "E" shares, voting, 15% annual fixed non-cumulative dividend calculated using the redemption value, redeemable at the option of the issuer for the consideration paid, without par value

           An unlimited number of Class "F" shares, 15% annual fixed non-cumulative dividend calculated using the redemption value, redeemable at the option of the issuer for the consideration paid, without par value

           An unlimited number of Class "G" shares, redeemable at the death of the holder for the consideration paid, without par value

                                                                          May 31,                     August 31,
                                                             ----------------------------------    -----------------
                                                                  2002                2001               2002
                                                             ----------------------------------    -----------------
                                                                    $                   $                  $
        Issued and fully paid
           EQUITY
               1,000 Class "A" shares                                1,000             87,435               1,000
           REDEEMABLE COMMON STOCK CLASS "B"
               1,000 Class "B" shares, redeemable, at redemption
                  amount                                           344,401            344,401             344,401

        During year 2002, the paid-up capital of the 1,000 Class "A" shares was reduced by $86,435, the amount paid to the stockholder.

BI-OP LABORATORIES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MAY 31, 2002 AND MAY 31, 2001 AND THE THREE MONTHS ENDED AUGUST 31, 2002 AND AUGUST 31, 2001
(INFORMATION AS OF AUGUST 31, 2002 AND FOR THE THREE MONTHS ENDED
AUGUST 31, 2002 AND AUGUST 31, 2001 IS UNAUDITED)
--------------------------------------------------------------------------------

10. COMMITMENTS AND CONTINGENCIES

        The Company entered into operating leases for premises which it occupies.

        The following is a schedule of future minimum rental payments per year required under current operating leases as of May 31, 2002:

                                     $

            2003                    6,198
            2004                    6,198
            2005                    6,198
            2006                    4,132

11. EXPORT SALES

        Export sales from the Company's operations accounted for approximately 20% and 28% percent of sales for the years ended May 31, 2002 and 2001, respectively, and approximately 19% and 22% percent of sales for each of the three months ended August 31, 2002 and 2001, respectively.

12. SEGMENTED INFORMATION

        The Company manages its business being comprised of revenue from design, development, manufacture and sale of foot and gait-related products as a single operating segment. The Company operates only in North America.

13. SUBSEQUENT EVENTS

        a) During October 2002: 1) 804 Class A shares were exchanged for 804 Class D shares; 2) the Company's subsidiary was liquidated and all of its assets and liabilities have been transferred to BI-OP Laboratories Inc.; and 3) dividends of $187,000 and $2,513 were declared and paid to Class A and Class D stockholders, respectively.

        b) On January 13, 2003, the Company was sold to Langer Inc., a United States-based company. On the same date, Langer Inc. reimbursed the balance of the loan amounting to $292,150 as at May 31, 2002. Accordingly, the loan has been reclassified as current liability.

              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
                                   STATEMENTS

On January 13, 2003, Langer, Inc. ("Langer" or "we"), through a wholly owned subsidiary, acquired all of the issued and outstanding stock of Bi-Op Laboratories, Inc. ("Bi-Op") pursuant to the terms of a Stock Purchase Agreement, dated as of January 13, 2003 (the "Stock Purchase Agreement"), by and among Langer, Langer Canada, Inc. (the "Purchaser"), Raynald Henry, Micheline Gadoury, 9117-3419 Quebec Inc. (collectively, the "Sellers") and Bi-Op. The acquired company, Bi-Op, is engaged in the business of the development, manufacture and sale of footwear products and foot orthotic devices.

On May 6, 2002, Langer, through a wholly owned subsidiary, acquired substantially all of the assets and liabilities of each of Benefoot, Inc. and Benefoot Professional Products, Inc. (jointly, "Benefoot"), pursuant to the terms of an Asset Purchase Agreement, dated as of May 6, 2002 (the "Asset Purchase Agreement"), by and among Langer, GoodFoot Acquisition Co., the Seller and Jason Kraus and Paul Langer (the "Principal Shareholders").

The following unaudited pro forma condensed consolidated financial statements give pro forma effect to the Acquisition of Bi-Op and the acquisition of Benefoot using the purchase method of accounting and the assumptions and adjustments set forth in the accompanying notes.

The preliminary purchase price allocation has been based on the estimated fair market value of Bi-Op's assets and liabilities. See Note 1 to the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements. The actual allocation of purchase price and the resulting effect on income from operations may differ from the pro forma amounts included herein.

Periods Covered

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2002 is based on the individual historical balance sheets of Langer, as of September 30, 2002 and Bi-Op, as of August 31, 2002 and gives effect to the acquisition of Bi-Op as if it had occurred on September 30, 2002. The unaudited pro forma condensed consolidated statements of operations for the period ended December 31, 2001 are based on the individual historical statements of operations of Langer, for the ten months ended December 31, 2001, Benefoot, for the twelve months ended December 31, 2001 and Bi-Op, for the twelve months ended November 30, 2001 and combines their results of operations as if the Benefoot and Bi-Op acquisitions had occurred as of January 1, 2001. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2002 are based upon the individual historical statements of operations of Langer for the nine months ended September 30, 2002, Benefoot for the period January 1, 2002 to May 6, 2002 and Bi-Op for the nine months ended August 31, 2002 and combines their results for the nine months ended September 30, 2002 as if the Benefoot and Bi-Op acquisitions had occurred as of January 1, 2001.

The unaudited pro forma condensed consolidated financial statements are based on estimates and assumptions. These estimates and assumptions are preliminary and have been made solely for purposes of developing this pro forma information. Unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the acquisitions of Bi-Op and Benefoot had been consummated as of the beginning of the periods indicated, nor is it necessarily indicative of future results of operations. The pro forma condensed consolidated financial information does not give effect to any cost savings or restructuring and integration costs that may result from the integration of Langer's, Bi-Op's and Benefoot's businesses. Costs, if any, related to restructuring and integration have not yet been determined.

This unaudited pro forma condensed consolidated financial information is based upon the respective historical consolidated financial statements and related notes of Langer, Bi-Op and Benefoot and should be read in conjunction with those financial statements and related notes. Bi-Op's balance sheet at August 31, 2002 has been translated from Canadian dollars to U.S. dollars at the exchange rate in effect as of that date and its results of operations for the twelve months ended November 30, 2001, and the nine months ended August 31, 2002 have been translated at the average exchange rate applicable to each of these periods.

                                  LANGER, INC.
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2002

                                                                                               PRO FORMA
                                             LANGER, INC.         BI-OP (1)                   ADJUSTMENTS              TOTAL
                                           -----------------     -------------               ---------------       ---------------
                 ASSETS

Current assets:
  Cash and cash equivalents                   $  10,184,963       $   348,633      2 (a)      $ (1,200,519)         $   9,333,077
  Accounts receivable, net                        2,868,899           265,585                                           3,134,484
  Inventories, net                                2,200,455           116,024                                           2,316,479
  Prepaid expenses and other                        401,921            57,093                                             459,014
                                           -----------------     -------------               ---------------       ---------------
          Total current assets                   15,656,238           787,335                   (1,200,519)            15,243,054

Property and equipment, net                         975,548           455,943                                           1,431,491
Identifiable intangible assets, net               3,357,990                --      2 (a)           350,000              3,707,990
Goodwill                                          3,011,694             8,698      2 (a)           948,522              3,968,914
Other assets                                      1,104,996            69,935      2 (a)          (174,280)             1,000,651
                                           -----------------     -------------               ---------------       ---------------
                                              $  24,106,466       $ 1,321,911                 $    (76,277)           $25,352,100
                                           =================     =============               ===============       ===============

  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt           $   1,000,000       $   185,207                 $                     $   1,185,207
  Accounts payable                                1,024,743            27,743                                           1,052,486
  Accrued liabilities                             2,048,954           184,111      2 (a)           120,706              2,353,771
  Unearned revenue                                  659,254                --                                             659,254
                                           -----------------     -------------               ---------------       ---------------
          Total current liabilities               4,732,951           397,061                      120,706              5,250,718

Long term debt                                   15,389,000             7,299                                          15,396,299
Unearned revenue                                    162,727                --                                             162,727
Other                                               100,267           225,462                      126,000                451,729
                                           -----------------     -------------               ---------------       ---------------
          Total liabilities                      20,384,945           629,822                      246,706             21,261,473
                                           -----------------     -------------               ---------------       ---------------

Stockholders' Equity
  Common stock                                       86,735               641      2 (b)              (641)

                                                                                   2 (c)             2,152                 88,887
  Additional paid-in-capital                     12,818,724                --      2 (c)           366,954             13,185,678
  (Accumulated deficit) retained
      earnings                                   (8,771,924)          691,448      2 (b)          (691,448)            (8,771,924)
  Accumulated other comprehensive
       loss                                        (296,557)               --                                            (296,557)
                                           -----------------     -------------               ---------------       ---------------
                                                  3,836,978           692,089                     (322,983)             4,206,084

  Less treasury stock at cost                      (115,457)               --                                            (115,457)
                                           -----------------     -------------               ---------------       ---------------
          Total stockholders' equity              3,721,521           692,089                     (322,983)             4,090,627
                                           -----------------     -------------               ---------------       ---------------
                                              $ 24,106,466        $ 1,321,911                  $   (76,277)         $  25,352,100
                                           =================     =============               ===============       ===============


        (1)     As of August 31, 2002

                               LANGER, INC.
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

                                                                               PRO FORMA
                                                                              ADJUSTMENTS       PRO FORMA
                                                                                  FOR          CONSOLIDATED
                                                                               BENEFOOT         LANGER AND
                                         LANGER, INC.     BENEFOOT (1)        ACQUISITION        BENEFOOT          BI-OP (2)
                                        --------------   -------------       --------------   --------------    --------------
Net Sales                                $ 12,704,043     $ 2,388,580                          $ 15,092,623      $  1,348,271
Cost of sales                               7,732,793       1,479,701                             9,212,494           689,509
                                        --------------   -------------                        --------------    --------------
   Gross profit                             4,971,250         908,879                             5,880,129           658,762
Selling expenses                            2,190,188         336,229                             2,526,417            58,597
Research and development expenses             127,740            --                                 127,740             5,620
General and administrative expenses         2,875,388         463,243  2 (d)        54,113        3,392,744           292,707
                                        --------------   -------------       --------------   --------------   ---------------
   Income (loss) from operations             (222,066)        109,407              (54,113)        (166,772)          301,838
                                        --------------   -------------       --------------   --------------   ---------------
Other income (expenses):
Interest income                               176,987             --                                 176,987            3,757
Interest expense                             (471,182)         (22,254)                             (493,436)         (15,807)
Other                                        (187,151)          10,798                              (176,353)          25,216
                                        --------------   -------------       --------------   --------------   ---------------
   Other income (expense), net               (481,346)        (11,456)                              (492,802)          13,166
                                        --------------   -------------       --------------   --------------   ---------------
   Income (loss) before income
   taxes                                     (703,412)         97,951              (54,113)         (659,574)         315,004
Provision for income taxes                     20,500              42  2 (i)         --               20,542           91,191
                                        --------------   -------------       --------------   --------------   ---------------
   Net income (loss)                     $   (723,912)    $    97,909         $    (54,113)    $   (680,116)    $     223,813
                                        ==============   =============       ==============   ==============   ===============
Weighted average number of common
shares used in computation of
net income (loss) per share:
  Basic                                     4,237,645                  2 (e)        64,895        4,302,540
                                        ==============                       ==============   ==============
  Diluted                                   4,237,645                  2 (e)        64,895        4,302,540
                                        ==============                       ==============   ==============
Net income (loss) per commons share:
  Basic                                  $      (0.17)                                         $      (0.16)
                                        ==============                                        ==============
  Diluted                                $      (0.17)                                         $      (0.16)
                                        ==============                                        ==============



                                              PRO FORMA         PRO FORMA
                                             ADJUSTMENTS       CONSOLIDATED
                                              FOR BI-OP      LANGER, BENEFOOT
                                              ACQUISTION        AND BI-OP
                                            -------------   ----------------
Net Sales                                   $                $   16,440,894
Cost of sales                                                     9,902,003
                                                            ----------------
   Gross profit                                                   6,538,891
Selling expenses                                                  2,585,014
Research and development expenses                                   133,360
General and administrative expenses    2(g)      32,813           3,718,264
                                           -------------    ----------------
   Income (loss) from operations                (32,813)            102,253
                                           -------------    ----------------
Other income (expenses):
Interest income                                                     180,744
Interest expense                                                   (509,243)
Other                                                              (151,137)
                                                            ----------------
   Other income (expense), net                                     (479,636)
                                           -------------    ----------------
   Income (loss) before income
   taxes                                        (32,813)           (377,383)
Provision for income taxes             2(i)          --             111,733
                                           -------------    ----------------
   Net income (loss)                            (32,813)     $     (489,116)
                                           =============    ================
Weighted average number of common
shares used in computation of
net income (loss) per share:
  Basic                                2(j)     107,611           4,410,151
                                           =============    ================
  Diluted                              2(j)     107,611           4,410,151
                                           =============    ================
Net income (loss) per commons share:
  Basic                                                      $        (0.11)
                                                            ================
  Diluted                                                    $        (0.11)
                                                            ================


(1)     for the period January 1, 2002 through May 6, 2002

(2) for the nine months ended August 31, 2002 (calculated by adding results of operations for the six months ended May 31, 2002 to the three months ended August 31, 2002

                                  LANGER, INC.
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE PERIOD ENDED DECEMBER 31, 2001

                                                                               PRO FORMA
                                                                              ADJUSTMENTS       PRO FORMA
                                                                                  FOR          CONSOLIDATED
                                                                               BENEFOOT         LANGER AND
                                         LANGER, INC.     BENEFOOT (2)        ACQUISITION        BENEFOOT          BI-OP (3)
                                        --------------   -------------       --------------   --------------    --------------

Net Sales                               $10,528,667      $7,665,769          $        -       $18,194,436       $1,552,953
Cost of sales                             6,526,957       4,039,722    2 (h)      732,605      11,299,284          770,890
                                        -----------      ----------          ------------     -----------       ------------
   Gross profit                           4,001,710       3,626,047              (732,605)      6,895,152          782,063
Selling expenses                          1,294,991       1,734,589    2 (h)     (732,605)      2,296,975          138,996
Research and development expenses           142,192              -                                142,192            2,753
General and administrative expenses       2,425,177       1,468,890    2 (d)      155,843       4,049,910          336,124
                                        -----------      ----------          -----------      -----------       ----------
   Operating Income                         139,350         422,568              (155,843)        406,075          304,190
                                        -----------      ----------          ------------     -----------       ----------
Other income (expenses):
Interest income                              86,635              -                                 86,635           10,044
Interest expense                           (108,148)        (97,761)   2 (f)      (72,000)       (277,909)         (29,793)
Other                                       (44,440)         (2,200)                              (46,640)             518
                                        -----------      ----------          ------------     -----------       ----------
   Other income (expense), net              (65,953)        (99,961)              (72,000)       (237,914)         (19,231)
                                        -----------      ----------          ------------     -----------       ----------
   Income before income taxes                73,397         322,607              (227,843)        168,161          284,959
Provision for income taxes                    3,118           6,670    2 (i)                        9,788           87,091
                                        -----------      ----------          ------------     -----------       ----------
   Net income                           $    70,279      $  315,937          $   (227,843)    $   158,373       $  197,868
                                        ===========      ==========          ============     ===========       ==========

Weighted average number of common
shares used in computation of
net income per share:
  Basic                                   3,860,167                    2 (e)       64,895       3,925,062
                                        ===========                          ============     ===========
  Diluted                                 4,306,536                    2 (e)       64,895       4,371,431
                                        ===========                          ============     ===========
Net income per commons share:
  Basic                                 $      0.02                                           $      0.04
                                        ===========                                           ===========
  Diluted                               $      0.02                                           $      0.04
                                        ===========                                           ===========

                                                 PRO FORMA         PRO FORMA
                                                ADJUSTMENTS       CONSOLIDATED
                                                 FOR BI-OP      LANGER, BENEFOOT
                                                 ACQUISTION        AND BI-OP
                                              -------------    ----------------
Net Sales                                                         $19,747,389
Cost of sales                                                      12,070,174
                                                                  -----------
   Gross profit                                                     7,677,215
Selling expenses                                                    2,435,971
Research and development expenses                                     144,945
General and administrative expenses       2(g)$    43,750           4,429,784
                                              -----------         -----------
   Operating Income                               (43,750)            666,515
                                              -----------         -----------
Other income (expenses):
Interest income                                                        96,679
Interest expense                                                     (307,702)
Other                                                                 (46,122)
                                              -----------         -----------
   Other income (expense), net                                       (257,145)
                                              -----------         -----------
   Income before income taxes                     (43,750)            409,370
Provision for income taxes                2(i)          -              96,879
                                              -----------         -----------
   Net income                                 $   (43,750)        $   312,491
                                              ===========         ===========
Weighted average number of common
shares used in computation of
net income per share:
  Basic                                   2(j)    107,611           4,032,673
                                              ===========         ===========
  Diluted                                 2(j)    107,611           4,479,042
                                              ===========         ===========
Net income per commons share:
  Basic                                                           $      0.08
                                                                  ===========
  Diluted                                                         $      0.08
                                                                  ===========


(1)      For the ten months ended December 31, 2001
(2)      For the twelve months ended December 31, 2001
(3) For the twelve months ended November 30, 2001 (calculated by adding results of operations for the six months ended May 31, 2001 to the year ended May 31, 2002 and deducting the six months ended May 31, 2002)

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

1.  Allocation of purchase price.

      The allocation of Bi-Op's purchase price among the assets acquired and liabilities assumed is based on Langer's preliminary evaluation of the fair market of the assets and liabilities of Bi-Op.

      The following table sets forth the components of the estimated purchase price:

  Cash consideration                                  $ 1,200,519

  Common stock issued                                     369,106
  Prepaid transaction costs                               174,280
  Accrued transaction costs                               120,706
                                                      -----------
            Total purchase price                      $ 1,864,611
                                                      ===========

      The following table provides the preliminary allocation of the purchase price based upon Bi-Op's August 31, 2002 balance sheet:

  Assets:

  Cash and cash equivalents                            $   348,633
  Accounts receivables                                     265,585
  Inventories                                              116,024
  Prepaid expenses and other                                57,093
  Property and equipment                                   455,943
  Goodwill (inclusive of $8,698
    of predecessor goodwill)                               957,220
  Identified intangible assets                             350,000
  Other assets                                              69,935
                                                       -----------
                                                         2,620,433
                                                       ===========

  Liabilities:

  Current portion of long-term debt                        185,207
  Accounts payable                                          27,743
  Accrued liabilities                                      184,111
  Deferred taxes applicable to identifiable
    intangible assets                                      126,000
  Long term debt & other liabilities                       232,761
                                                       -----------
            Total purchase price                       $ 1,864,611
                                                       ===========

      In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with SFAS No. 142. Other intangible assets will continue to be amortized over their useful lives.

      In accordance with the provisions of SFAS No. 142, Langer will not amortize goodwill and intangible assets with indefinite lives (Benefoot trade names with an estimated fair value of $1,400,000) recorded in the acquisitions. Langer will perform an annual impairment test of goodwill and indefinite lived intangible assets related to the acquisitions.

2.    Pro forma adjustments

      a.) Total costs in excess of assets and other intangible assets acquired by Langer in connection the purchase of Bi-Op:

      Adjustments to calculate goodwill and other intangible assets and to allocate the purchase price to the estimated fair value of Bi-Op net assets acquired:

           Cash paid at closing                                  $ 1,200,519
           Common stock issued                                       369,106
           Transaction costs paid                                    174,280
           Accrued transaction costs                                 120,706
                                                                 -----------
                                                                   1,864,611

          Plus:  Deferred taxes applicable to identifiable
                 intangible assets                                   126,000
          Less:  Historical stockholders' equity                     692,089
                                                                 -----------
          Intangible assets and goodwill acquired                $ 1,298,522
                                                                 ===========

          Goodwill recognized                                        948,522
          Identifiable intangible assets                             350,000
                                                                 -----------
          Intangible assets and goodwill acquired                $ 1,298,522
                                                                 ===========

      b.) Elimination of outstanding equity balance of Bi-Op as of August 31, 2002.

      c.) Issuance of Langer's common stock for the acquisition of Bi-Op, based on an average stock price for Langer common stock. The average stock price was determined by taking the average of Langer's common stock prices beginning two days before the public announcement of the acquisition of Bi-Op and ending two days after. The issuance was allocated between common stock and additional paid-in capital based on the par value of common stock.

              107,611 Shares issued, at $.02 par value               $   2,152
              Additional paid-in capital                               366,954
                                                                     ---------
                                                                     $ 369,106
                                                                     =========

      d.) Amortization expense applicable to the Benefoot finite-lived identifiable intangible assets acquired of $1,600,000 (primarily license agreements and related technology) is based on a weighted average amortization period of approximately 10 years.

      e.) Additional weighted average shares of 64,895 outstanding was determined assuming the acquisition was completed on January 1, 2001 and the shares were outstanding for all periods presented.

      f.) Interest expense on the $1,800,000 promissory note issued in connection with the Benefoot acquisition at an annual interest rate of 4%.

      g.) Amortization expense applicable to the Bi-Op finite-lived identifiable intangible assets acquired of $350,000 (primarily non competition agreement) is based on an average amortization period of 8 years.

      h.) Reclassification of shipping expenses to conform to Langer's basis of presentation

      i.) As an S-corporation, Benefoot was not subject to U.S. Federal income taxes or certain state income taxes. Instead, taxes were assessed to its stockholders based on their distributive share of income. However, due to the full valuation allowance applicable to Langer's deferred tax assets and the availability of net operating loss carry-forwards, no pro forma tax provision or benefit has been applied to Benefoot's historical income before taxes or other pro forma adjustments.

      j.) Additional weighted average shares of 107,611 outstanding was determined assuming the acquisition was completed on January 1, 2001 and the shares were outstanding for all periods presented.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: March 14, 2003


                                  LANGER, INC.


                                  By: /s/ Andrew H. Meyers
                                     ---------------------------
                                      Andrew H. Meyers
                                      President and
                                      Chief Executive Officer

                                  By: /s/ Anthony J. Puglisi
                                     ---------------------------
                                      Anthony J. Puglisi
                                      Vice President and
                                      Chief Financial Officer

                                  EXHIBIT INDEX



Exhibit Number    Description
-------------     -----------

23.1              Consent of Deloitte & Touche, LLP